UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1400 West 94th Street
Minneapolis, MN 55431
(Address of principal executive offices)

(952) 887-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	DCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2023, Donaldson Company, Inc. (the “Company”) filed a Certificate of Elimination of Series A Junior Participating Preferred Stock with the Delaware Secretary of State, which, effective upon filing, eliminated all matters set forth in the Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Designation”). The Certificate of Designation was filed in 2006 in connection with a rights agreement, which agreement expired in 2016 with no shares of Series A Junior Participating Preferred Stock outstanding. At the same time, the Company filed a Restated Certificate of Incorporation (the “Restated Certificate”) solely to restate and integrate prior amendments, and not to further amend, the Company’s Restated Certificate of Incorporation, as amended. The Certificate of Elimination is filed herewith as Exhibit 3-A.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

3-A    Certificate of Elimination of Series A Junior Participating Preferred Stock, dated as of September 22, 2023.

104    Cover page interactive data file (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DONALDSON COMPANY, INC.

Date:	September 28, 2023	By:	/s/ Amy C. Becker
Amy C. Becker Chief Legal Officer and Corporate Secretary